Collegiate Pacific Updates Expansion Plans

DALLAS—(BUSINESS WIRE)—Dec. 8, 2004—Collegiate Pacific (AMEX:BOO) today announced it has received a number of unsolicited offers from a wide variety of potential acquisition candidates. The Company is actively involved in the review of several of these offers, in addition to those targets the Company is pursuing on a proactive basis. The aggregate size of companies under current review totals approximately $175M in revenues. The Company remains committed to acquiring only those properties which offer immediate contribution of revenues and earnings to its shareholders.

Michael Blumenfeld, CEO of Collegiate Pacific, stated: “It is our belief that this activity will continue at an accelerated pace and we will proceed, in a highly selective fashion, to target the best properties for geographic coverage and those best positioned to further build upon our robust organic growth rate. While we have no timetable to complete transactions, the volume of attractive opportunities suggests one or more transactions may occur in a relatively short period of time.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. The forward-looking statements speak only as of the date made, other than as required by law, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Collegiate Pacific, Dallas Michael Blumenfeld, 972-243-8100

or
Adam Blumenfeld, 972-243-0879

SOURCE: Collegiate Pacific